SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 20, 2006 (July 19, 2006)

Commission File Number: 000-50635

Colony Resorts LVH Acquisitions, LLC

(Exact name of registrant as specified in its charter)

NEVADA	41-2120123
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Registrants’ telephone number, including area code:

(702) 732-5919

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 19, 2006, Jonathan Langer was appointed to the managing board (the “Board”) of Colony Resorts LVH Acquisitions, LLC (the “Company”). Mr. Langer is a member of WH/LVH Managers Voteco LLC, which owns 0.60 Class A Membership Units of the Company, representing 40% of the outstanding voting interests in the Company.

The Operating Agreement of the Company provides that, subject to receiving all required prior approvals of the Nevada gaming authorities, any one of Stuart Rothenberg, Brahm Cramer and/or Jonathan Langer would be appointed to the Board. All such required approvals have been obtained and Mr. Langer has been designated by Whitehall to serve on the Board. Pursuant to the terms of the Operating Agreement, Mr. Langer will have the right to vote on all matters that come before the Board and will have veto rights over certain actions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

COLONY RESORTS LVH ACQUISITIONS, LLC

Dated: July 20, 2006	/s/ Robert E. Schaffhauser
Robert E. Schaffhauser
Executive Vice President-Finance